Exhibit 10.1

Execution Version

TRANSFER AND SERVICING AGREEMENT

among

E*TRADE RV AND MARINE TRUST 2004-1

as Issuer,

ETCF ASSET FUNDING CORPORATION,

as Depositor

and

E*TRADE CONSUMER FINANCE CORPORATION,

as Servicer

Dated as of December 16, 2004

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

APPENDIX A	Definitions (Section 1.01)
SCHEDULE A	Schedule of Receivables
SCHEDULE B	Location of the Receivable Files (Section 3.03(b))
EXHIBIT A	Form of Payment Date Statement to Noteholders (Section 5.08)
EXHIBIT B	Form of Servicer’s Certificate (Section 4.09)
EXHIBIT C	Final Certification of Custodian (Section 3.02)

INTRODUCTORY STATEMENT

TRANSFER AND SERVICING AGREEMENT dated as of December 16, 2004 (this “Agreement”), among E*TRADE RV AND MARINE TRUST 2004-1, a New York common law trust, as Issuer, ETCF ASSET FUNDING CORPORATION, a Nevada corporation, as Depositor (the “Depositor”), and E*TRADE CONSUMER FINANCE CORPORATION, a Delaware corporation (“E*Trade Consumer Finance”), as Servicer.

WHEREAS, the Issuer desires to purchase Receivables from the Depositor;

WHEREAS, the Depositor is willing to sell such Receivables to the Issuer; and

WHEREAS, the Depositor acquired such Receivables from the Transferor pursuant to the Depositor Sale Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein (including in the recitals hereto) have the respective meanings assigned thereto in Appendix A for all purposes of this Agreement.

SECTION 1.02 Other Definitional Provisions.

(a) All terms defined in Appendix A shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement

1	E*TRADE 2004-1 Transfer and Servicing Agreement

unless otherwise specified; the term “including” shall mean “including”; the word “or” is not exclusive.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, amended and restated or otherwise modified from time to time, and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

(f) Each reference to the “close of business” on a particular day shall mean 5:00 p.m. Eastern Time on such day.

ARTICLE II

Contribution of Receivables

SECTION 2.01 Sale. The Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Depositor set forth herein), and the Issuer hereby purchases from the Depositor, all right, title and interest of the Depositor in, to and under (but none of the obligations of the Depositor under):

(a) the Receivables and the other Transferor Sold Property;

(b) the Depositor Sale Agreement; and

(c) the proceeds of any and all of the foregoing.

The Receivables and other items covered by clauses (a) through (c) of this Section 2.01 shall be referred to collectively as the “Depositor Conveyed Property”. In consideration for the transfer of the Depositor Conveyed Property, the Issuer agrees to issue the Notes for the benefit of the Depositor and deliver such Notes to, or at the direction of, the Depositor for its further disposition under the Underwriting Agreement. If for any reason the conveyance described above, shall not be treated as a sale, the Depositor and Issuer agree that such conveyance will be, and such conveyance shall be, a capital contribution by the Depositor to the Issuer. No Receivables will be subsequently transferred by the Depositor to the Issuer after the Closing Date.

SECTION 2.02 Intent of the Parties.

(a) The Depositor and the Issuer intend that the conveyance by the Depositor to the Issuer of the right, title and interest of the Depositor in, to and under the Receivables and the other Depositor Conveyed Property pursuant to this Agreement shall constitute a sale or capital

2	E*TRADE 2004-1 Transfer and Servicing Agreement

contribution and not a loan. However, in the event that, notwithstanding the intent of the parties, such conveyance is deemed to be a transfer for security and not a sale or capital contribution, then (i) the Depositor shall be deemed to have granted, and in such event does hereby grant, to the Issuer to secure Depositor’s obligations hereunder a first priority security interest in all of its right, title and interest in, to and under the Depositor Conveyed Property, and (ii) this Agreement shall constitute a security agreement under applicable law with respect to such conveyance. If such conveyance is deemed to be a transfer for security and not a sale or capital contribution, the Depositor consents to the Issuer hypothecating and transferring such security interest in favor of any assignee or assignees and transferring the obligations secured thereby to such assignee or assignees.

(b) No party hereto shall take any action that is inconsistent with the ownership of the Depositor Conveyed Property by the Issuer, and each party hereto shall inform any Person inquiring about the Receivables that the Issuer owns the Depositor Conveyed Property. Without limiting the generality of the foregoing, for accounting and other purposes (other than tax) the Depositor and the Issuer shall treat the transfer of the Depositor Conveyed Property by the Depositor to the Issuer as a sale by the Depositor to the Issuer. Notwithstanding any other provision of this Agreement, no Person shall have any recourse to E*Trade Consumer Finance, the Transferor, the Depositor or the Servicer on account of the financial inability of any Obligor to make payments in respect of a Receivable.

ARTICLE III

The Receivables

SECTION 3.01 Representations and Warranties with Respect to the Receivables. The Transferor has made the representations and warranties set forth in Section 3.01 of the Depositor Sale Agreement, and has consented to the assignment by the Depositor to the Issuer of the Depositor’s rights with respect thereto. Pursuant to Section 2.01, the Depositor has transferred to the Issuer all of the Depositor’s right, title and interest in, to and under the Depositor Sale Agreement, which shall be understood to include the representations and warranties of the Transferor therein, upon which the Issuer relies in accepting the Receivables, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Transferor to purchase Receivables in accordance with the Depositor Sale Agreement.

The Depositor makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the transfer and assignment of the Receivables to the Issuer and the Grant thereof to the Indenture Trustee pursuant to the Indenture.

(a) Title. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuer. Immediately prior to the transfer and assignment by the Depositor to the Issuer, the Depositor had good and marketable title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens; and such transfer has been perfected under the UCC.

3	E*TRADE 2004-1 Transfer and Servicing Agreement

(b) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give (i) the Issuer a first perfected ownership interest in the Receivables and (ii) the Indenture Trustee a first perfected security interest in the Receivables have been made.

(c) Other Perfection Matters. The perfection, representations, warranties and covenants on Schedule I shall be deemed part of this Agreement for all purposes.

Upon discovery by the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any of the representations and warranties of the Depositor set forth in this Section or of the Transferor set forth in Section 3.01 of the Depositor Sale Agreement, in each case which materially and adversely affects the value of the Receivables or the interest therein of the Issuer or the Indenture Trustee (or which materially and adversely affects the interest of the Issuer or the Indenture Trustee in the related Receivable in the case of a representation and warranty relating to a particular Receivable), the Person discovering such breach shall give prompt written notice to the other parties hereto. On the last day of the Collection Period following the Collection Period during which the Depositor discovers or receives notice of any such breach of any such representation or warranty, if such breach shall not have been cured in all material respects by such last day, then the Depositor shall purchase (and, if applicable, the Depositor shall enforce the obligation of Transferor, under the Depositor Sale Agreement, to purchase) such Receivable from the Issuer as of such last day at a price equal to the Purchase Amount of such Receivable, which price the Depositor shall remit in the manner specified in Section 5.05; provided that this Section is subject to the longer time period for a breach of Section 3.01(xvii) of the Depositor Sale Agreement as set forth therein; provided, further, however, that the obligation of the Depositor to purchase any Receivable that arises as a result of a breach of the representations and warranties of the Transferor under the Depositor Sale Agreement, as the case may be, is subject to the payment of the Purchase Amount by the Transferor in accordance with the Depositor Sale Agreement. Subject to the indemnification provisions contained in Section 6.04, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Residual Interestholder and the Noteholders with respect to a breach of representations and warranties of the Depositor set forth in this Section shall be to require the Depositor to purchase the affected Receivables pursuant to this Section, subject to the conditions contained herein; provided that this Section shall not limit the right of the Issuer, the Servicer, the Owner Trustee or the Indenture Trustee to enforce (or to cause the Depositor to enforce) the obligation of the Transferor to purchase Receivables pursuant to the Depositor Sale Agreement, as described above.

SECTION 3.02 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or shall hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

(a) the fully executed original Receivable;

(b) a fully executed assignment of the Receivable in blank or from the related Dealer to E*Trade Consumer Finance or the applicable Affiliated Originator (and then assigned to

4	E*TRADE 2004-1 Transfer and Servicing Agreement

E*Trade Consumer Finance), as the case may be, if such Receivable was acquired by E*Trade Consumer Finance or the Affiliated Originator (and then assigned to E*Trade Consumer Finance), as the case may be, from a Dealer; and a fully executed further assignment thereof in blank or from E*Trade Consumer Finance to the Transferor.

(c) a signed representation letter or agreement from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the Financed Asset, or copies thereof;

(d) the Title Document, or Lien Certificate (which may be held separately from the Receivable) or a copy of the application therefor, except with respect to Financed Boats that are Federally Documented Boats, or a certification from the Servicer that it has received confirmation from an authorized official of the appropriate governmental office of the existence of the first lien of E*Trade Consumer Finance or the Affiliated Originator, as applicable, with respect to the related Financed Asset; and

(e) a credit application signed by the Obligor, or a copy thereof.

Within 120 days after the Closing Date, the Servicer, as custodian, shall ascertain whether all of the Receivable Files are in its possession, and shall deliver to the Indenture Trustee a certification (“Final Certification”) substantially in the form attached as Exhibit C hereto. During the term of this Agreement, in the event the Servicer, as custodian, discovers any defect with respect to the Receivable File, the Servicer, as custodian, shall give written specification of such defect to the Indenture Trustee.

SECTION 3.03 Duties of Servicer as Custodian.

(a) Safekeeping. As the custodian appointed pursuant to Section 3.02, the Servicer shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable recreational vehicle or boat receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at its office specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. At the time of any such change of location, the Servicer will deliver to the Indenture Trustee an Opinion of Counsel opining that the Indenture Trustee’s security interest in the

5	E*TRADE 2004-1 Transfer and Servicing Agreement

Receivables remains perfected and of first priority. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files, and access to such Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct which, in the case of any successor Servicer, do not unreasonably interfere with such successor Servicer’s normal operations or customer or employee relations. Access to Receivable Files by Noteholders, Note Owners and the Residual Interestholder is addressed in Section 4.12. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

(c) Release of Documents. Upon written instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable following the Servicer’s receipt of such written instruction.

SECTION 3.04 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

SECTION 3.05 Custodian’s Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of Servicer’s as custodian negligence or willful misconduct in any way relating to the maintenance and custody of the Receivable Files by the Servicer as custodian thereof; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

SECTION 3.06 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cut-Off Date and shall continue in full force and effect until terminated pursuant to this Section. If E*Trade Consumer Finance shall resign as Servicer in accordance with Article VII or if all of the rights and obligations of any Servicer shall have been terminated pursuant to Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee acting at the written direction of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes of the Controlling Class (or, if all the Notes have been paid in full, by the Owner Trustee or by the Residual Interestholder, in the same manner as the Indenture Trustee or such Holders of Notes may terminate the rights and obligations of the Servicer under Section 8.01). The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer’s appointment as custodian, with cause, at any time upon written notification to the Servicer and, without cause, upon 30

6	E*TRADE 2004-1 Transfer and Servicing Agreement

days’ prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee’s agent at such place or places as the Indenture Trustee may reasonably designate.

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.01 Duties of Servicer. Subject to Section 4.02, the Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable recreational vehicle or boat receivables, as applicable, that it services for itself or others. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Residual Interestholder or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Assets securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Residual Interestholder or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 4.02 Collection and Application of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable new or used recreational vehicle or boat receivables, as applicable, that it services for itself or others. Subject to the foregoing, the Servicer may, in its discretion, arrange with Obligor on a Receivable to extend or modify the related payment schedule, but no such agreement shall, for the purposes of this Agreement, modify the original due dates (except that E*Trade Consumer Finance as Servicer may, for administrative purposes, modify the due date of a Receivable to a different date in the same month, which date shall be reflected in its servicing records) or the amounts of the originally scheduled payments on

7	E*TRADE 2004-1 Transfer and Servicing Agreement

Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Payment Date immediately following the latest scheduled maturity date of the Receivables held by the Issuer, it shall promptly purchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Receivable. The Servicer shall apply payments by or on behalf of Obligors in accordance with Section 5.03.

SECTION 4.03 Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Assets securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the Receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Asset at public or private sale. The Servicer is not required hereunder to pursue Obligors for deficiency balances or judgments. The Servicer shall be entitled to reimbursement out of recoveries on an aggregate basis on such Defaulted Receivable for its reasonable, out-of-pocket costs and expenses incurred in realizing upon any Financed Asset securing any Receivable that becomes a Defaulted Receivable or in attempting to repossess any Financed Asset and in prosecuting legal action against any Obligor in respect of any Receivable. The foregoing shall be subject to the provision that, in any case in which the Financed Asset shall have suffered damage, (i) the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Asset unless it shall determine in its discretion that such repair and/or repossession shall increase the Liquidation Proceeds by an amount greater than the amount of its expenses in connection with such repair and/or repossession, and (ii) the Servicer may, subject to Section 4.01, allow Obligors to use the proceeds of the applicable Insurance Policy to repair or replace such Financed Asset rather than to prepay the related Receivable.

SECTION 4.04 Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Asset as of the execution of the Receivable.

SECTION 4.05 Maintenance of Security Interests in Financed Assets. The Servicer shall (and with respect to any successor Servicer, at the Issuer’s expense subject to the priority of payments for such amounts in Section 8.02 of the Indenture), in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Asset. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Asset or for any other reason.

With respect to each Federally Documented Boat, the Servicer shall either (i) cause an Assignment of Preferred Mortgage (with a completed Schedule 1) to the extent necessary to evidence the assignment of the security interest in such Federally Documented Boat to the Boat Mortgage Trustee, or (ii) cause Preferred Mortgages in such Federally Documented Boat in favor

8	E*TRADE 2004-1 Transfer and Servicing Agreement

of the Boat Mortgage Trustee, as applicable, to be duly filed with the Coast Guard no later than 90 days after the Closing Date.

SECTION 4.06 Covenants of Servicer. The Servicer shall not release the Financed Asset securing any Receivable from the security interest granted by such Receivable in whole or in part (except in the event of payment in full by the Obligor thereunder or repossession, or except as ordered by a court of competent jurisdiction), nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Residual Interestholder or the Noteholders in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Receivable.

SECTION 4.07 Purchase of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee and the Depositor promptly, in writing, upon the discovery of any breach of the Servicer’s obligations under Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer’s election, the last day of the first following Collection Period), the Servicer shall purchase from the Trust any Receivable materially and adversely affected by such breach as of such last day; provided, that, with respect to any Federally Documented Boat for which either (i) an Assignment of Preferred Mortgage to the extent necessary to evidence the assignment of the security interest in such Federally Documented Boat to the Boat Mortgage Trustee or (ii) a Preferred Mortgage in such Federally Documented Boat in favor of the Boat Mortgage Trustee, as applicable, has not been filed with the Coast Guard as contemplated by Section 4.05, the Servicer shall, on the first Business Day following the 90th day after the Closing Date, purchase the related Receivable from the Trust, with the Purchase Amount thereof to be calculated as of the last day of the related Collection Period. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Noteholders or the Residual Interestholder in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable from the Trust as of the close of business on the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Residual Interestholder with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee and the Indenture Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section. The Servicer shall notify each of the Rating Agencies upon filing the Assignments Preferred Mortgages, if any, with the Coast Guard.

SECTION 4.08 Servicing Fee. The “Servicing Fee” for each payment date shall, unless a successor Servicer is appointed pursuant to Section 8.02, equal the product of (a) one-twelfth (or, in the case of the first Payment Date, a portion equal to the number of days from the Cut-Off Date to the last day of the first Collection Period over 360), (b) the Servicing Fee Rate and (c) the Pool Balance as of the first day of the related Collection Period (or in the case of the first Payment Date, the Cut-Off Date). The Servicer shall also be entitled to retain any late fees, prepayment charges and other administrative fees or similar charges provided for under the Receivables or allowed by applicable law, in each case to the extent not prohibited by applicable

9	E*TRADE 2004-1 Transfer and Servicing Agreement

law, collected (from whatever source) on the Receivables. If a successor Servicer is appointed pursuant to Section 8.02, which may be the Back-Up Servicer, the Servicing Fee will equal the amount calculated above with respect to the initial Servicer (plus, in the case of the Back-Up Servicer, any additional fees and expenses set forth in the Back-Up Servicer Agreement).

SECTION 4.09 Servicer’s Certificate. At least three (3) Business Days prior to each Determination Date the Servicer shall provide to the Indenture Trustee the Servicer’s Certificate. Not later than 11:00 A.M. (New York City time) on at least (2) two Business Days prior to Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent and the Depositor, with a copy to the Rating Agencies, a Servicer’s Certificate containing all information necessary to make the distributions to be made on the related Payment Date pursuant to Sections 5.05 and 5.06 for the related Collection Period. Receivables to be purchased by the Servicer, the Depositor, E*Trade Consumer Finance or the Transferor shall be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables).

SECTION 4.10 Annual Statement as to Compliance; Notice of Default.

(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before April 15 of each year beginning in 2005, an Officer’s Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12 month period (or such shorter period as shall have elapsed since the Closing Date or if a successor Servicer, since assumption) and of its performance under this Agreement has been made under the supervision of the officers of the Servicer signing such Officer’s Certificate and (ii) the Servicer has fulfilled all its obligations under this Agreement throughout such year (or such shorter period as shall have elapsed since the Closing Date) or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Noteholder, Note Owner or the Residual Interestholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon written request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

(b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer’s Certificate of any event which is or which with the giving of notice or lapse of time, or both, would become, a Servicer Default under Section 8.01(a), (b) or (d).

SECTION 4.11 Annual Independent Certified Public Accountants’ Report. The Servicer shall cause a firm of nationally recognized “independent certified public accountants” (within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants), which may also render other services to the Servicer, the Depositor or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before April 15 of each year beginning in 2005, a report addressed to the Board of Directors of the Servicer, to the effect that (a) such firm has examined the annual Officer’s Certificate delivered by the Servicer pursuant to Section 4.10, (b) such examination (i) was made in accordance with attestation

10	E*TRADE 2004-1 Transfer and Servicing Agreement

standards established by the American Institute of Certified Public Accountants and accordingly included examining, in a test basis, evidence about the Servicer’s compliance with those requirements and performing such other procedures as such accountants considered necessary in the circumstances, and (ii) included tests relating to retail installment loans or installment sales contracts secured by recreational vehicles or boats serviced for others in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers (the “Program”), to the extent such standards are applicable to the servicing obligations set forth in this Agreement, (c) management of the Servicer has asserted to such firm that the Servicer has complied with the minimum servicing standards identified in the Program to the extent that such standards are applicable to the servicing obligations set forth in this Agreement, and (d) except as described in such report, the Servicer’s annual statement of compliance for such year delivered pursuant to Section 4.10 is fairly stated in all material respects.

SECTION 4.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Noteholders, Note Owners, and the Residual Interestholder access to the Receivable Files in such cases where the Noteholders, Note Owners, or the Residual Interestholder, as applicable, shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

The Servicer shall provide to the Noteholders, Note Owners, and the Residual Interestholder and any supervisory agents or examiners which may relate to the Noteholders, Note Owners, or the Residual Interestholder, including the Office of Thrift Supervision, the Office of the Comptroller of the Currency or the FDIC and other similar entities, access to any documentation regarding the Receivables which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer which, in the case of any successor Servicer, do not unreasonably interfere with such successor Servicer’s normal operations or customer or employee relations, all in accordance with federal government, the FDIC, the Office of Thrift Supervision, the Office of the Comptroller of the Currency or any other similar regulations.

SECTION 4.13 Servicer Expenses. The initial Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Back-Up Servicer, any other subservicer appointed pursuant to Section 4.14, independent accountants, taxes imposed on the Servicer and expenses incurred by the Servicer in connection with distributions and reports to Noteholders.

SECTION 4.14 Appointment of Subservicer. The Servicer may at any time, and from time to time, appoint one or more subservicers to perform all or any portion of its obligations as Servicer hereunder pursuant to subservicing agreements including but not limited to its obligations as custodian as set forth in Article III. On and after the Cut-Off Date, the Back-Up Servicer will act as a subservicer with respect to the receipt and standard surface review of

11	E*TRADE 2004-1 Transfer and Servicing Agreement

loan-level data relating to the Receivables, including the loan balance and payment information in each statement described in Section 5.08, as further described, and pursuant to, the Back-Up Servicer Agreement. Prior to the appointment of any subservicer other than the Transferor or the Back-Up Servicer, the Servicer shall cause the Rating Agency Condition to have been satisfied in connection therewith. Notwithstanding the appointment of any subservicer (including but not limited to the Transferor or the Back-Up Servicer), the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Residual Interestholder for the servicing, administering and custodianship of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were directly servicing and administering and acting as custodian of the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Residual Interestholder shall have any responsibility therefor.

SECTION 4.15 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with any failure to maintain insurance policies required pursuant to this Agreement and the release or satisfaction of a Receivable without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.15 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The coverage under any such bond and insurance policy shall be in such amounts as are customary for the business of servicing recreational vehicle receivables.

SECTION 4.16 1934 Act Filings. The Issuer hereby authorizes the initial Servicer and the Depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Securities and exchange Act of 1934, as amended, and the rules thereunder.

ARTICLE V

Trust Accounts; Collections; Advances; Distributions; Statements to Noteholders

SECTION 5.01 Establishment of Trust Accounts.

(a)(i) The Indenture Trustee, for the benefit of the Noteholders and the Residual Interestholder, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and Residual Interestholder.

12	E*TRADE 2004-1 Transfer and Servicing Agreement

(ii) The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(iii) The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee a subaccount to the Note Distribution Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(iv) The Indenture Trustee, for the benefit of the Noteholders and the Servicer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Servicer.

(b) Subject to Section 8.03 of the Indenture, funds on deposit in the Collection Account and the Reserve Account (the Collection Account and the Reserve Account being referred to collectively, with the Note Distribution Account (and the Principal Distribution Account, a sub-account thereof), as the “Trust Accounts”) shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer, in each case pursuant to a direction of the Servicer. It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section 5.01(b) except to the extent that the Indenture Trustee is the obligor of such Eligible Investments, unless such loss is occasioned by a reduction in the market price of such investment and not by default of the Indenture Trustee in its capacity as obligor. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Residual Interestholder (or for such of such holders for whose benefit the applicable account is maintained). All Investment Earnings with respect to amounts on deposit in a Trust Account shall be added to the balance of funds on deposit in such Trust Account, subject to application of funds on deposit in such Trust Account pursuant to the applicable Basic Document. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account and the Reserve Account shall be invested in Eligible Investments that shall mature (i) not later than the Business Day immediately preceding the next Payment Date or (ii) on such next Payment Date if either (A) such investment is held in the trust department of the institution with which each of the Collection Account and the Reserve Account is then maintained and is invested in a time deposit of such institution that is rated at least A-1+ by Standard & Poor’s and Prime-1 by Moody’s or (B) E*Trade Consumer Finance (so long as the short-term unsecured debt obligations of E*Trade Consumer Finance are either (I) rated at least A-1+ by Standard & Poor’s and Prime-1 by Moody’s on the date such investment is made or (II) guaranteed by an entity whose short-term unsecured debt obligations are rated at least A-1+ by Standard & Poor’s and Prime-1 by Moody’s on the date such investment is made) has agreed to advance funds on such Payment Date to the Principal Distribution Account in the amount payable on such investment on such Payment Date pending receipt thereof to the extent necessary to make distributions on such Payment Date. The guarantee referred to in clause (B) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless E*Trade Consumer Finance affirmatively agrees in writing with the Indenture Trustee to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have

13	E*TRADE 2004-1 Transfer and Servicing Agreement

agreed to make such advance. Funds deposited in a Trust Account on a day which immediately precedes a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. Funds on deposit in the Principal Distribution Account or Note Distribution Account shall not be invested.

(c)(i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Residual Interestholder (or for such of such holders for whose benefit the applicable account is maintained). If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

(ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B) any Trust Account Property that constitutes a Certificated Item (other than a Clearing Corporation Item, Euroclear Item or Clearstream Item) or Instrument shall be registered in the name of the Indenture Trustee or endorsed to the Indenture Trustee or in blank by an authorized person, with signature guaranteed, and the Indenture Trustee shall maintain continuous possession of such Certificated Item or Instrument on behalf of the Trust in the State of New York;

(C) any Trust Account Property that constitutes an Uncertificated Item (except those Uncertificated Items consisting of Clearing Corporation Items) shall be continuously registered on the books of the issuer thereof to the Indenture Trustee;

(D) in the case of any Trust Account Property that constitutes a Clearing Corporation Item, the Indenture Trustee shall cause (i) the relevant Clearing Corporation to make appropriate entries on its books increasing the appropriate securities account of the Indenture Trustee at such Clearing Corporation by the amount of such Clearing Corporation Item, and (ii) such Clearing Corporation Item to be (I) continuously registered to the Clearing Corporation or its custodian or the nominee of either subject to the exclusive control of such Clearing Corporation (in the case of a Clearing Corporation Item that is an Uncertificated Item) or continuously maintained in the State of New

14	E*TRADE 2004-1 Transfer and Servicing Agreement

York in the possession of such Clearing Corporation or its custodian or the nominee of either subject to the exclusive control of such Clearing Corporation (in the case of a Clearing Corporation Item that is a Certificated Item), and (II) continuously identified on the books and records of such Clearing Corporation for the sole and exclusive account of the Indenture Trustee;

(E) in the case of any Trust Account Property that constitutes a Euroclear Item, the Indenture Trustee shall cause (i) Euroclear to make appropriate entries on its books increasing the appropriate securities account of the Indenture Trustee’s client securities account at Euroclear and to send confirmation to the Indenture Trustee that Euroclear is holding such Euroclear Item for the account of the Indenture Trustee, and (ii) such Euroclear Item to be (I) continuously registered to Euroclear, and (II) continuously identified on the books and records of Euroclear for the sole and exclusive account of the Indenture Trustee;

(F) in the case of any Trust Account Property that constitutes a Clearstream Item, the Indenture Trustee shall cause (i) Clearstream to make appropriate entries on its books transferring each such Clearstream Item to the Indenture Trustee’s client securities account at Clearstream and to send confirmation to the Indenture Trustee that Clearstream is holding such Clearstream Item for the account of the Indenture Trustee, and (ii) such Clearstream Item to be (I) continuously registered to Clearstream, and (II) continuously identified on the books and records of Clearstream for the sole and exclusive account of the Indenture Trustee;

(G) in the case of any Trust Account Property that constitutes a Government Item, the Indenture Trustee shall cause (i) the transfer of such Government Item to one or more book-entry accounts for the Indenture Trustee at the Federal Reserve Bank of New York, and (ii) such Government Item to be continuously identified in one or more book-entry accounts for the Indenture Trustee at the Federal Reserve Bank of New York; and

(H) without limiting the foregoing, the Servicer shall instruct the Indenture Trustee to take such different or additional action as may be, based on an Opinion of Counsel of the Servicer, reasonably appropriate in order to maintain the perfection and priority of the security interest of the Indenture Trustee in the Trust Account Property under applicable law, including Articles 8 and 9 of the UCC and regulations of the U.S. Department of the Treasury governing transfers of interests in Government Items, and the Indenture Trustee shall cooperate with the Servicer in connection therewith.

(iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to make withdrawals and payments from the Trust Accounts (other than the Principal Distribution Account) for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

15	E*TRADE 2004-1 Transfer and Servicing Agreement

All references in this Section 5.01 (or in terms defined in Appendix A and used without definition in this Section 5.01) to the UCC shall be to the UCC as in effect in the State of New York, as amended from time to time.

SECTION 5.02 Collections. (a) The Servicer shall remit within two (2) Business Days of receipt thereof in cash to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during each Collection Period. For purposes of this Article V the phrase “payments by or on behalf of Obligors” shall mean payments made with respect to the Receivables or the Financed Assets by Persons other than the Servicer, E*Trade Consumer Finance, the Transferor or the Depositor.

(b) Notwithstanding anything in this Agreement to the contrary, if (i) E*Trade Consumer Finance is the Servicer, (ii) no Servicer Default has occurred and is continuing and (iii) (A) the Servicer’s short-term unsecured debt rating is at least “A-1” by Standard & Poor’s and “Prime-1” by Moody’s, or (B) E*Trade Consumer Finance otherwise obtains the Rating Agency confirmations described below, then (subject to any limitations in such confirmations described below), the Servicer need not make the daily deposits of payments and Liquidation Proceeds into the Collection Account as provided in Section 5.02(a), but may make a single deposit into the Collection Account in same-day funds not later than 2:00 p.m. (New York City time) on each Determination Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account; provided, however, that prior to ceasing daily deposits as described in Section 5.02(a) the Servicer shall have delivered to the Indenture Trustee (i) only if E*Trade Consumer Finance is relying on clause (b)(iii)(B) above, written confirmation from each of the Rating Agencies that the failure by E*Trade Consumer Finance to make daily deposits shall not result in a qualification, reduction or withdrawal of the rating of any Notes then Outstanding and (ii) a certificate of a vice president or other officer of the Servicer stating that all conditions described in this paragraph to the cessation of the Servicer’s duty to make daily deposits have been satisfied. If (i) E*Trade Consumer Finance is no longer the Servicer, (ii) a Servicer Default has occurred and is continuing, (iii) the Servicer shall cease to have the required short-term unsecured debt ratings described in the previous sentence, or (iv) any Rating Agency shall revoke its confirmation described in the previous sentence or E*Trade Consumer Finance shall fail to comply with any limitations in any such confirmation, then (A) the Servicer shall comply with Section 5.02(a) until such time as the conditions described in the previous sentence have been satisfied and (B) E*Trade Consumer Finance promptly shall notify the Indenture Trustee as to the failure of such conditions to be satisfied.

(c) If (i) the Servicer makes a deposit into the Collection Account in respect of a payment of a Receivable and such payment was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any payment and deposits an amount that is less than or more than the actual amount of such payment, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

16	E*TRADE 2004-1 Transfer and Servicing Agreement

(d) As an administrative convenience, unless the Servicer is required to remit payments daily pursuant to Section 5.02(a) (taking into effect Section 5.02(b)), the Servicer may make the deposit of payments by or on behalf of Obligors, Advances and Purchase Amounts for or with respect to the related Collection Period out of distributions to be made to the Servicer with respect to such Collection Period. However, the Servicer shall account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Residual Interestholder as if all deposits, distributions and transfers were made individually.

SECTION 5.03 Application of Collections. All payments by or on behalf of Obligors for any Collection Period shall be applied by the Servicer as follows: (a) first, payments by or on behalf of the Obligors (other than with respect to Purchased Receivables) shall be applied to reduce Outstanding Advances to the extent described in Section 5.04; and (b) second, any excess shall be applied to interest and principal on the Receivables in accordance with the Simple Interest Method; and (c) third, any remaining amounts shall be applied to any late fees and other charges in accordance with the customary servicing procedures that the Servicer follows with respect to all comparable recreational vehicle and boat receivables, as applicable, that it services for itself or others.

SECTION 5.04 Advances.

(a) Except as provided in clause (b) below, as of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Receivables at their respective APRs for such Collection Period (assuming the Receivables pay on their respective due dates) minus the amount of interest actually received by the Servicer on the Receivables during such Collection Period (such amount, an “Advance”). Any Advance shall increase Outstanding Advances. If such calculation (i.e., the subtraction of the amount of interest due on the Receivables at their respective APRs for the related Collection Period (assuming the Receivables pay on their respective due dates) from the amount of interest actually received on the Receivables during the related Collection Period) results in a negative number, an amount equal to the absolute value of such negative number shall be paid to the Servicer (out of funds that otherwise would be deposited in the Collection Account to the extent of Outstanding Advances) and the amount of Outstanding Advances shall be reduced by such amount, in each case in accordance with Section 5.03. In addition, in the event that a Receivable becomes a Defaulted Receivable, Liquidation Proceeds with respect to such Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to (or retained by) the Servicer (out of funds that otherwise would be deposited in the Collection Account) to reduce Outstanding Advances.

(b) Notwithstanding the foregoing, the Servicer shall not make any Advance: (i) unless, and to the extent, the Servicer, in its sole discretion, believes that the Servicer shall be reimbursed for such Advance as contemplated by this Section; (ii) in respect of principal of the Receivables; or (iii) in respect of a Defaulted Receivable or a Purchased Receivable.

SECTION 5.05 Additional Deposits. The Servicer shall deposit in the Collection Account on or before 2:00 p.m. (New York City time) on the Determination Date following each Collection Period the related Advance made, if any, pursuant to Section 5.04. The Servicer and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate

17	E*TRADE 2004-1 Transfer and Servicing Agreement

Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01, in each case on or prior to 2:00 p.m. (New York City time) on the Determination Date following the Collection Period as of which such purchase is made by the Servicer, E*Trade Consumer Finance, the Transferor or the Depositor, as the case may be. In addition, any other deposits required to be made by the Depositor or the Servicer to the Collection Account and which are not otherwise provided for by Section 5.02 or by the other provisions of this Section 5.05 shall be made on or prior to 2:00 p.m. (New York City time) on the Determination Date following the related Collection Period.

SECTION 5.06 Distributions. No later than one (1) Business Day prior to each Payment Date, the Servicer will cause all Available Funds to be deposited into the Collection Account.

On each Determination Date, the Servicer will determine the amount in the Collection Account for distribution on the related Payment Date and will notify the Indenture Trustee in writing. Payments to Noteholders will be made on each Payment Date in accordance with that determination, and in accordance with Section 8.02 of the Indenture.

SECTION 5.07 Reserve Account.

(a) On the Closing Date, the Depositor shall deposit (or cause to be deposited) in the Reserve Account cash in an amount equal to the Reserve Account Initial Deposit.

(b) Amounts on deposit in the Reserve Account shall be invested by the Indenture Trustee at the direction of the Servicer in Eligible Investments, and investment earnings, net of losses and investment expenses, therefrom shall be deposited by the Indenture Trustee as part of the Available Funds into the Collection Account in accordance with Section 5.06.

(c) If at the end of any Payment Date, the amount on deposit in the Reserve Account is greater than or equal to the Note Balance of the Notes then Outstanding, amounts on deposit in the Reserve Account will be used to repay the Notes in full on that Payment Date.

SECTION 5.08 Statements to Noteholders. At least three (3) Business Days prior to each Determination Date, the Servicer shall provide to the Indenture Trustee and the Owner Trustee (with a copy to each Paying Agent) information relating to the Receivables for the related Collection Period in order that the Indenture Trustee based on the information in the Servicers Certificate may perform the requisite calculations and forward or make available on its website www.jpmorgan.com/sfr to each Noteholder of record as of the most recent Record Date a statement substantially in the form of Exhibit A setting forth the information specified in such Exhibit and the following information as to the Notes to the extent applicable:

(i) the amount of distributions to be made on such Payment Date allocable to principal of each Class of Notes;

(ii) the amount of such distributions to be made on such Payment Date allocable to interest on or with respect to each Class of Notes;

18	E*TRADE 2004-1 Transfer and Servicing Agreement

(iii) the Note Balance of each Class of Notes and the Note Pool Factor for each such Class, after giving effect to payments allocated to principal reported under clause (i) above;

(iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

(v) the balance of the Reserve Account on such Payment Date after giving effect to deposits and withdrawals to be made on such Payment Date, if any;

(vi) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(vii) any shortfall in required payments on the Notes, if any, in each case as applicable to each Class of Notes, and the change in such amounts from the preceding statement; and

(viii) the aggregate Purchase Amounts for Receivables that were repurchased in the related Collection Period, if any.

Each amount set forth on the Payment Date statement under clauses (i), (ii) and (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

ARTICLE VI

The Depositor

SECTION 6.01 Representations of Depositor. The Depositor makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Receivables, and shall survive the transfer of the Receivables to the Issuer and the Grant thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c) Power and Authority. The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its respective terms; the Depositor has full power and authority to transfer and assign the property to be transferred and assigned to and

19	E*TRADE 2004-1 Transfer and Servicing Agreement

deposited with the Issuer, and the Depositor shall have duly authorized such transfer and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement by the Depositor has been duly authorized by the Depositor by all necessary corporate action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms.

(e) No Violation. The consummation of the transactions contemplated by this Agreement by the Depositor and the fulfillment of the terms hereof by the Depositor do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f) No Proceedings. To the Depositor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Residual Interest, (ii) seeking to prevent the issuance of the Notes or the Residual Interest or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Residual Interest or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Residual Interest.

(g) Location. The chief executive office of the Depositor is located at 3355 Michelson Drive, Suite 350, Irvine, California 92612. The Depositor is solely incorporated in Nevada.

SECTION 6.02 Corporate Existence. During the term of this Agreement, the Depositor shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of Nevada and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates shall be conducted on an arm’s-length basis.

20	E*TRADE 2004-1 Transfer and Servicing Agreement

SECTION 6.03 Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

SECTION 6.04 Indemnification. (b) The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee and the Indenture Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Issuer or the issuance and original sale of the Notes and the Residual Interest, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Notes and the Residual Interest) and costs and expenses in defending against the same.

(b) The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and Residual Interestholder and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Depositor’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes or the Residual Interest.

(c) The Depositor shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and herein and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

(d) The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in this Agreement, except that the Depositor shall not be liable for any indirect damages or for any loss, damage, penalty, fine, forfeiture, legal fees and related costs, judgments and other costs and expenses to the extent, in the case of the Issuer, shall be due to the willful misconduct of the Issuer, or in the case of the

21	E*TRADE 2004-1 Transfer and Servicing Agreement

Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee.

(e) The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate (other than any taxes expressly excluded from the Depositor’s responsibilities pursuant to this Section 6.04).

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and the other Basic Documents and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

SECTION 6.05 Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made by the Depositor pursuant to Section 3.01 shall have been breached (unless the applicable breach shall have been cured, or the applicable Receivable shall have been purchased in accordance therewith), (ii) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 6.06 Limitation on Liability of Depositor and Others. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation

22	E*TRADE 2004-1 Transfer and Servicing Agreement

to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 6.07 Depositor May Own Notes. The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein (including in the proviso to the definition of “Outstanding” in Appendix A) or in any other Basic Document.

SECTION 6.08 Notice of Events. The Depositor shall give each of the Rating Agencies prior written notice of any amendment to its articles of incorporation. The Depositor shall give each Rating Agency prior written notice of any issuance by the Depositor of any debt not rated by such Rating Agency.

SECTION 6.09 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Depositor shall prepare and execute any such document or certification and is authorized to file such document or certification on behalf of the Issuer.

ARTICLE VII

The Servicer

SECTION 7.01 Representations and Warranties of the Servicer. E*Trade Consumer Finance makes the following representations and warranties on which each of the Transferor, the Depositor and the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date but shall survive (a) the transfer and assignment of the Receivables to the Issuer and the Grant thereof to the Indenture Trustee pursuant to the Indenture and (b) the removal of E*Trade Consumer Finance as Servicer.

(i) E*Trade Consumer Finance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the full power and authority to own and conduct its business as it is presently conducted by E*Trade Consumer Finance. E*Trade Consumer Finance is or shall be in compliance with the laws of any state to the extent necessary to insure the enforceability of each Receivable and the servicing of the Receivables in accordance with the terms of this Agreement.

(ii) E*Trade Consumer Finance has the full power and authority to consummate all transactions contemplated by this Agreement. E*Trade Consumer Finance has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of E*Trade Consumer Finance, enforceable against it in accordance with its terms.

(iii) Neither the execution and delivery of this Agreement by E*Trade Consumer Finance, the acquisition or origination of the Receivables by E*Trade

23	E*TRADE 2004-1 Transfer and Servicing Agreement

Consumer Finance, the consummation by E*Trade Consumer Finance of the transactions contemplated hereby, nor the fulfillment of or compliance by E*Trade Consumer Finance with the terms and conditions of this Agreement shall conflict with or result in a breach of any of the terms of the charter or by-laws of E*Trade Consumer Finance or any legal restriction or any agreement or instrument to which E*Trade Consumer Finance is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which E*Trade Consumer Finance or its property is subject.

(iv) E*Trade Consumer Finance does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of E*Trade Consumer Finance contained in this Agreement.

(v) There is no litigation pending or, to the knowledge of E*Trade Consumer Finance, threatened, which if determined adversely to E*Trade Consumer Finance would adversely affect the execution, delivery or enforceability of this Agreement, or the ability of E*Trade Consumer Finance to service the Receivables hereunder in accordance with the terms hereof or which would have a material adverse effect on the financial condition of E*Trade Consumer Finance.

(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by E*Trade Consumer Finance of or compliance by E*Trade Consumer Finance with this Agreement or the consummation by E*Trade Consumer Finance of the transactions contemplated by this Agreement.

(vii) The collection practices used by E*Trade Consumer Finance with respect to each Receivable have been in all respects legal, proper, prudent and customary in the origination and servicing of receivables similar to the Receivables.

(viii) The chief executive office of E*Trade Consumer Finance is located at 3353 Michelson Drive, 2nd Floor, Irvine, California 92612.

(ix) Neither the representations and warranties of E*Trade Consumer Finance set forth in this Agreement nor any statement, report or other document furnished or to be furnished by E*Trade Consumer Finance in connection with or pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading under the circumstances under which such statements were made.

SECTION 7.02 Indemnities, etc. of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

(a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Residual Interestholder and the Depositor and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the

24	E*TRADE 2004-1 Transfer and Servicing Agreement

Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Asset.

(b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Noteholders, the Residual Interestholder and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Transfer and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Transfer and Servicing Agreement.

(c) The Servicer agrees to pay, reimburse or indemnify, as applicable, when due the compensation and any other amounts, including, without limitation, any indemnity amounts, due to the Indenture Trustee and the Owner Trustee pursuant to Section 6.07 of the Indenture and Section 8.02 of the Trust Agreement (in the event the Issuer or the Depositor, as applicable, cannot fully indemnify the Indenture Trustee or the Owner Trustee), as applicable.

For purposes of this Section, in the event of the termination of the rights and obligations of E*Trade Consumer Finance (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

Indemnification and other payments under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer is a party, or (c) succeeding to the properties and assets of the Servicer substantially as a whole, which Person (in each of the cases contemplated by clauses (a) through (c)) executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been

25	E*TRADE 2004-1 Transfer and Servicing Agreement

complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

SECTION 7.04 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Residual Interestholder for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under this Agreement or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under this Agreement and that, in its opinion, may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders under the Indenture and of the Residual Interestholder under the Trust Agreement.

SECTION 7.05 Resignation of Servicer. Subject to the provisions of Section 7.03, the Person which is the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated in writing to the Owner Trustee and the Indenture Trustee at the earliest practicable time and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the obligations and duties of the resigning Servicer in accordance with Section 8.02. In addition, in effecting such resignation, the resigning Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by it for deposit, or shall thereafter be received by it with respect to any Receivable. The resigning Servicer shall also give the successor Servicer access to its records, software, systems, facilities and employees in order to facilitate the servicing transfer. All reasonable costs and expenses

26	E*TRADE 2004-1 Transfer and Servicing Agreement

(including attorneys’ fees) incurred in connection with transferring the Receivable Files and the Servicer’s duties to the successor Servicer and amending this Agreement to reflect such succession as Servicer shall be paid by E*Trade Consumer Finance upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of any such resignation, the Owner Trustee shall give notice thereof to the Rating Agencies.

ARTICLE VIII

Servicer Default

SECTION 8.01 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Residual Interestholder Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three (3) Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by the Servicer; or

(b) any failure by the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document, which failure (i) materially and adversely affects the rights of the Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given (A) to the Servicer by the Owner Trustee or the Indenture Trustee or (B) to the Servicer, and to the Owner Trustee and the Indenture Trustee, by the Holders of Notes evidencing not less than 25% of the Note Balance of all of the Notes then Outstanding;

(c) the occurrence of an Insolvency Event with respect to the Servicer; or

(d) the Transferor receives notice that it is classified by the Office of Thrift Supervision in a capital category lower than “Adequately Capitalized” in accordance with, and as defined in, 12 C.F.R. 565.

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Indenture Trustee acting at the direction of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes of the Controlling Class, by notice then given in writing to the Servicer, the Owner Trustee, the Issuer, each Rating Agency, the Back-Up Servicer and the Noteholders may terminate all the rights and obligations (other than the obligations set forth in Section 7.02) of the Servicer under this Agreement. On or after date described in Section 8.02(a), all the responsibilities, duties and liabilities of the Servicer under this Agreement, whether with respect to the Notes or the Receivables or otherwise, shall, without further action, pass to and be vested in the such successor Servicer, the Indenture Trustee or the Back-Up Servicer as may be appointed under Section 8.02 in any case in accordance with the terms of Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do

27	E*TRADE 2004-1 Transfer and Servicing Agreement

or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. The predecessor Servicer shall also give the successor Servicer access to its records, software, systems, facilities and employees in order to facilitate the servicing transfer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files and the Servicer’s duties to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer, or to the extent not paid by such predecessor Servicer after demand therefor, by the Issuer in accordance with the priority of payment for such amount described in Section 8.2 of the Indenture, upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies. Notwithstanding anything herein to the contrary, in no event shall the Indenture Trustee be liable for any transition expenses, servicing fee or for any differential in the amount of the Servicer fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer or be liable or be required to make any Advances, nor shall the Indenture Trustee be required to act as successor Servicer or perform any duties of the successor Servicer.

The Owner Trustee agrees that if it gives a notice under clause (a) or clause (b) above, the Owner Trustee shall simultaneously send a copy of such notice to the Indenture Trustee. The Indenture Trustee agrees that if it gives a notice under clause (a) or clause (b) above, the Indenture Trustee shall simultaneously send a copy of such notice to the Owner Trustee.

SECTION 8.02 Appointment of Successor.

(a) Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with Section 7.05 and the other terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the later of (x) the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and (y) if the Back-Up Servicer will be the successor Servicer, expiry of the Transfer Period; and, in the case of resignation, until the later of (i) the earlier of the expiry of the Transfer Period (if the Back-Up Servicer will be the successor Servicer) and the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s termination hereunder, the Back-Up Servicer will become the successor Servicer pursuant to the terms of the Back-Up Servicing Agreement. In the event that the Back-Up Servicer or another successor Servicer has not been appointed, and accepted such appointment, at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be

28	E*TRADE 2004-1 Transfer and Servicing Agreement

appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable or unwilling to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of recreational vehicle and boat receivables, as the successor to the Servicer under this Agreement and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee.

(b) Upon appointment, the successor Servicer (including the Back-Up Servicer or Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by, or in the case of the Back-Up Servicer, certain of those responsibilities, duties and liabilities as described in the Back-Up Servicing Agreement, the terms and provisions of this Agreement.

(c) The Servicer may not resign except as contemplated by Section 7.05.

(d) In no event shall the Back-Up Servicer or the Indenture Trustee be liable for the acts or omissions of the predecessor Servicer.

SECTION 8.03 Repayment of Advances. If the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Section 5.04 with respect to all Advances made by the predecessor Servicer.

SECTION 8.04 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

SECTION 8.05 Waiver of Past Servicer Defaults. The Holders of the majority of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive in writing any Servicer Default and its consequences. Upon any such waiver of a past Servicer Default, such Servicer Default shall cease to exist and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX

Termination

SECTION 9.01 Optional Purchase of All Receivables. If the Pool Balance is less than or equal to ten percent (10%) of the Initial Pool Balance at any time, then the Servicer shall have the option to purchase all (but not less than all) of the Owner Trust Estate, other than the Trust Accounts, on any Payment Date following such day. To exercise such option, the Servicer shall deposit pursuant to Section 5.05 in the Collection Account an amount equal to the aggregate of the Purchase Amounts for the Receivables (provided that if the Obligor of a Receivable is financially unable to make some or all of the payments on such Receivable, the Purchase Amount in respect of such Receivable shall be the fair market value of such Receivable as

29	E*TRADE 2004-1 Transfer and Servicing Agreement

reasonably determined by the Servicer), plus the appraised value of any other property held by the Trust other than the Trust Accounts (the value of any other property held by the Trust, other than the Trust Accounts to be determined as of the last day of the Collection Period preceding such Payment Date by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee), and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the resulting distribution to the Noteholders on such Payment Date would be sufficient to pay the sum of the Note Balance of all Notes that are Outstanding on such date plus all accrued and unpaid interest thereon. This Section 9.01 is subject to the terms and conditions of Section 10.01 of the Indenture.

SECTION 9.02 Termination of Obligations. (a) Unless otherwise provided herein, the obligations of the Servicer, the Depositor, the Indenture Trustee and the Owner Trustee under this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts, in accordance herewith and with the terms of the other Basic Documents, received upon liquidation of any such last remaining Receivable, (ii) the payment to the Noteholders of all amounts required to be paid to them hereunder and under the other Basic Documents and (iii) the completion of the optional purchase described in Section 9.01 and the payment in full of all amounts required to be paid in connection therewith.

(b) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on all the Notes, the Residual Interestholder shall succeed to the rights of the Noteholders hereunder and the Owner Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01 Amendment.

(a) This Agreement may be amended by the Issuer, the Depositor and the Servicer, with the consent of the Indenture Trustee and the consent of the Back-Up Servicer (which consent shall not be unreasonably withheld, conditioned or delayed by the Back-Up Servicer), but without the consent of any other Person (including the Noteholders and the Residual Interestholder) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or Residual Interestholder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or the Residual Interestholder.

(b) This Agreement may also be amended from time to time by the Issuer, the Depositor and the Servicer, with the consent of the Indenture Trustee, the consent of the Majority Noteholders, the consent of the Residual Interestholder and the consent of the Back-Up Servicer (which consent shall not be unreasonably withheld, conditioned or delayed by the Back-Up Servicer), for the purpose of adding any provisions to or changing in any manner or eliminating

30	E*TRADE 2004-1 Transfer and Servicing Agreement

any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Residual Interestholder; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Note Balance of the Notes or the Controlling Class of Notes required to consent to any such amendment, without the consent of the Holders of all of the Notes that are Outstanding.

(c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies. It shall not be necessary for the consent of Noteholders or the Residual Interestholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. Prior to the execution of or the consent to any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon (i) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and (ii) the Opinion of Counsel referred to in Section 10.02(i). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 10.02 Protection of Title to Trust; Change of Name, Identity, Corporate Structure or Location of the Depositor, Etc.

(a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Depositor shall not change its location, name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9- 402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c) The Depositor shall give the Owner Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its chief executive office or organization in any state other than Nevada if, as a result of such relocation or organization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

31	E*TRADE 2004-1 Transfer and Servicing Agreement

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of transfer under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been Granted to the Indenture Trustee. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or shall have become a Purchased Receivable.

(f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in recreational vehicle or boat receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been transferred to and is owned by the Issuer and has been Granted to the Indenture Trustee.

(g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five (5) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(i) The Servicer or, if a successor Servicer is then servicing, the Depositor, shall deliver to the Owner Trustee and the Indenture Trustee, promptly after the execution and delivery of this Agreement, and of each amendment hereto and on each Payment Date occurring in March, an Opinion of Counsel (which may be an employee of the Servicer) stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest. Each such Opinion of Counsel shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

32	E*TRADE 2004-1 Transfer and Servicing Agreement

(j) The Depositor shall, to the extent required by applicable law, cause the Notes and Certificates to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

SECTION 10.03 Notices. All demands, notices, directions, communications and instructions upon, to, or by the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by registered or certified mail or delivered by prepaid courier service and shall be deemed to have been duly given upon receipt (a) in the case the Servicer (so long as E*Trade Consumer Finance is the Servicer), to 3353 Michelson Drive, 2nd Floor, Irvine, California 92612, Attention: Treasurer or Chief Legal Officer, (b) in the case of the Depositor, to 3355 Michelson Drive, Suite 350, Irvine, California 92512, Attention: President, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office with respect to the Owner Trustee, (d) in the case of the Indenture Trustee, at the Corporate Trust Office with respect to the Indenture Trustee, (e) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Group and (f) in the case of Moody’s, to Moody’s Investors Service, 99 Church Street, New York, New York 10007, Attention: Moody’s ABS Monitoring Group; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other Persons listed in this Section.

SECTION 10.04 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in this Section, in Sections 6.05 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer. The parties hereto hereby acknowledge and consent to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Depositor Conveyed Property and the assignment of any or all of the Issuer’s rights under this Agreement to the Indenture Trustee.

SECTION 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Residual Interestholder, and, except as expressly provided in this Agreement, nothing in this Agreement shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

33	E*TRADE 2004-1 Transfer and Servicing Agreement

SECTION 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.09 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION (AND THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF ANY PERSON IN CONVEYED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 10.10 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer and the Depositor shall not acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any part of the property of the Issuer or the Boat Mortgage Trust, or ordering the winding up or liquidation of the affairs of the Issuer. Notwithstanding any prior termination of this Agreement, the Servicer and the Issuer shall not acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

SECTION 10.11 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wells Fargo Bank, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wells Fargo Bank, National Association, in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Indenture Trustee and in no event shall JPMorgan Chase Bank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which

34	E*TRADE 2004-1 Transfer and Servicing Agreement

recourse shall be had solely to the assets of the Issuer. The Indenture Trustee shall be entitled to the same rights, protections, immunities and indemnities provided to it in the Indenture.

SECTION 10.12 [Reserved].

SECTION 10.13 Separate Corporate Existence. The Depositor hereby acknowledges that the Trust is entering into the transactions contemplated by the Basic Documents in reliance upon the Depositor’s identity as a legal entity separate from E*Trade Consumer Finance and the Transferor. Therefore, the Depositor shall take all reasonable steps to make it apparent to third Persons that each of E*Trade Consumer Finance and the Transferor is an entity with assets and liabilities distinct from those of the Depositor and any other Affiliate and that the Depositor is not a division of E*Trade Consumer Finance or the Transferor or any other Person. Without limiting the foregoing, the Depositor shall (and shall cause each of E*Trade Consumer Finance and the Transferor to) operate and conduct its business and otherwise act in a manner which is consistent with the following:

(a) The Depositor shall maintain its own stationery and other business forms separate from those of any other Person (including E*Trade Consumer Finance and the Transferor) and shall conduct business in its own name.

(b) The Depositor shall not need to maintain any office space of its own (apart from the office space used by Servicer) as part of its operations. If the Depositor utilizes any office space, such office space shall be clearly demarcated as being allocated to Depositor.

(c) E*Trade Consumer Finance or the Transferor may issue consolidated financial statements that shall include the Depositor, but such financial statements shall contain a footnote to the effect that E*Trade Consumer Finance sold certain Receivables to the Transferor, the Transferor then sold the Receivables to the Depositor and the Depositor in turn transferred the Receivables to the Trust. Separate financial statements shall also be prepared for the Depositor. In addition to the aforementioned footnote to any consolidated financial statement, E*Trade Consumer Finance, the Transferor and the Depositor shall take certain actions to disclose publicly the Depositor’s separate existence and the transactions contemplated hereby, including through the filing of UCC financing statements. None of E*Trade Consumer Finance, the Transferor and the Depositor has concealed or shall conceal from any interested party any transfers contemplated by the Basic Documents, although Obligors shall not be affirmatively informed in the first instance of the transfer of their obligations.

(d) There shall be at all times at least one (1) Independent Director to be elected to the board of directors of the Depositor, and the Depositor shall compensate the Independent Director.

(e) The Depositor shall not have its own employees, and the Depositor’s business relating to the Receivables shall be primarily conducted through E*Trade Consumer Finance as Servicer. However, any allocations of direct, indirect or overhead expenses for items shared among the Depositor, the Transferor and E*Trade Consumer Finance that are not included as part of the Servicing Fee are and shall be made among such entities to the extent practical on the

35	E*TRADE 2004-1 Transfer and Servicing Agreement

basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered.

(f) E*Trade Consumer Finance, the Depositor and the Transferor shall maintain their assets and liabilities in such a manner that it is not costly or difficult to segregate, ascertain or otherwise identify the individual assets and liabilities of the Depositor from those of the others or from those of any other Person, including any other subsidiary or other Affiliate of E*Trade Consumer Finance. Except as set forth below, the Depositor shall maintain its own books of account and corporate records separate from E*Trade Consumer Finance, the Transferor, and any other subsidiary or other Affiliate of E*Trade Consumer Finance. The Depositor shall not commingle or pool its funds (or other assets) or liabilities with those of E*Trade Consumer Finance, the Transferor, or any other subsidiary or Affiliate of E*Trade Consumer Finance except as specifically provided in this Agreement with respect to the temporary commingling of collections of the Receivables and except with respect to the retention by E*Trade Consumer Finance, in its capacity as Servicer, of the books and records pertaining to the Receivables. However, E*Trade Consumer Finance shall not generally make the books and records relating to the Receivables available to any of the creditors of E*Trade Consumer Finance or other interested persons, and in the rare instance when it does so, E*Trade Consumer Finance simultaneously also shall provide the marked computer records and shall make such books and records available for the sole purpose of permitting creditors and other interested parties of E*Trade Consumer Finance to verify the existence of E*Trade Consumer Finance and performance of its duties as Servicer. The Depositor shall not maintain joint bank accounts or other depository accounts to which E*Trade Consumer Finance, the Transferor, or any other subsidiary or Affiliate of E*Trade Consumer Finance (other than E*Trade Consumer Finance solely in its capacity as Servicer) has independent access.

(g) Each of E*Trade Consumer Finance and the Transferor, on the one hand, and the Depositor, on the other hand, shall strictly observe corporate formalities, including with respect to its dealings with the other. Specifically, no transfer of assets between E*Trade Consumer Finance and the Transferor on the one hand, and the Depositor, on the other hand, shall be made without adherence to corporate formalities.

(h) Neither the Depositor, on the one hand, or E*Trade Consumer Finance, the Transferor, or any other subsidiary or other Affiliate of E*Trade Consumer Finance, on the other hand, shall be, or shall hold itself out to be, responsible for the debts of the other, or, except as provided in this Agreement with respect to the duties of the Servicer, the decisions or actions respecting the daily business and affairs of the other, except as contemplated by the expense reimbursement and indemnification provisions of the Basic Documents and any underwriting agreement executed in connection therewith.

(i) All distributions made by the Depositor to it shareholder(s) shall be made in accordance with applicable law.

(j) Any other transactions between E*Trade Consumer Finance and the Depositor or E*Trade Consumer Finance and the Transferor permitted by (although not expressly provided for in the Basic Documents) shall be fair and equitable to E*Trade Consumer Finance, the Depositor and the Transferor, shall be the type of transaction that would be entered into by a

36	E*TRADE 2004-1 Transfer and Servicing Agreement

prudent Person in the position of E*Trade Consumer Finance, the Depositor or the Transferor vis a vis each other, and shall be on terms that are at least favorable as may be obtained from a Person who is not E*Trade Consumer Finance, the Depositor or the Transferor.

(k) The Depositor is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of E*Trade Consumer Finance, the Transferor or any other subsidiary or other Affiliate of E*Trade Consumer Finance except for any insurance policy with respect to the liability of directors and officers maintained by the Depositor (or any of its Affiliates) for the benefit of its direct and indirect subsidiaries.

SECTION 10.14 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH IN SECTION 10.03 OR AT SUCH OTHER ADDRESS NOTIFIED TO THE OTHER PARTIES TO THIS AGREEMENT PURSUANT THERETO; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 10.15 Tax Treatment. The parties hereto agree to treat (and E*Trade Consumer Finance shall cause the Transferor to treat) the Trust and the Notes for tax purposes in a manner which is consistent with the applicable tax treatment specified in the other Basic Documents.

SECTION 10.16 Subordination of Claims. The Depositor’s obligations under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Issuer and

37	E*TRADE 2004-1 Transfer and Servicing Agreement

Servicer, by entering into this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Issuer and Servicer either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Issuer and Servicer by entering into or accepting this Agreement hereby will be further deemed to acknowledge and agree that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

[SIGNATURES FOLLOW]

38	E*TRADE 2004-1 Transfer and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed as of the day and year first above written.

E*TRADE RV AND MARINE TRUST 2004-1

By: Wells Fargo Bank, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

ETCF ASSET FUNDING CORPORATION, as Depositor

By:
Name:
Title:

E*TRADE CONSUMER FINANCE CORPORATION, as Servicer

By:
Name:
Title:

Acknowledged, accepted and agreed to as of the day and year first above written:

JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

39	E*TRADE 2004-1 Transfer and Servicing Agreement

APPENDIX A

DEFINITIONS

“Act” is defined in Section 11.03(a) of the Indenture.

“Advance” means the amount of interest, as of the close of business on the last day of a Collection Period, which the Servicer advances on the Receivables pursuant to Section 5.04 of the Transfer and Servicing Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Originator” means an originator of Contracts that is affiliated with E*Trade Consumer Finance, the Transferor or the Depositor (including Thor Credit Corporation).

“Agreement” is defined in the Introductory Statement of the Transfer and Servicing Agreement.

“Amount Financed” means with respect to a Receivable, the amount advanced toward the purchase price of the Financed Asset and any related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in the related Contract.

“Assignment of Preferred Mortgage” means, with respect to each Federally Documented Boat, an assignment in substantially the form attached as an exhibit to the Boat Mortgage Trust Agreement.

“Authorized Officer” means, with respect to the Issuer, any officer of the Owner Trustee or Depositor who is authorized to act for the Owner Trustee or the Depositor, as applicable, in matters relating to the Issuer and who is identified on a signature resolution, an incumbency certificate or other similar certificate delivered by the Owner Trustee or the Depositor, as applicable, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (a) all Collections, (b) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period received by the Servicer during such Collection Period, (c) any amounts on deposit in the Reserve Account and (d) the investment income accrued during such Collection Period from the investment of funds in the Trust Accounts.

1	E*TRADE 2004-1 Transfer and Servicing Agreement

“Back-Up Servicer” means Systems & Services Technologies, Inc., a Delaware corporation.

“Back-Up Servicing Agreement” means that Back-Up Servicing Agreement dated as of December 16, 2004, between the Servicer and the Back-Up Servicer.

“Bank Flow Purchase Agreement” means, that certain Pool Purchase Agreement (Flow) dated as of March 16, 2004 between E*Trade Consumer Finance and E*Trade Bank.

“Bank Portfolio Purchase Agreement” means, that certain Sale, Assignment and Assumption Agreement effective December 31, 2003 between E*Trade Consumer Finance and E*Trade Bank.

“Bank Purchase Agreement” means, the Bank Portfolio Purchase Agreement and the Bank Flow Purchase Agreement.

“Basic Documents” means the Transfer and Servicing Agreement, the Depositor Sale Agreement, the Indenture, the Trust Agreement, the Boat Trust Agreement and any Assignments of Preferred Mortgage related thereto and the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

“Benefit Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not subject to the provisions of Title I of ERISA (including foreign and government plans), (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or other plan’s investment in the entity.

“Boat Mortgage Trust” means the DFS Ganis Boat Mortgage Trust, formed pursuant to the Boat Mortgage Trust Agreement.

“Boat Mortgage Trust Agreement” means the Boat Mortgage Trust Agreement dated as of May 1, 2001, among E*Trade Consumer Finance (including as assignee of Deutsche Financial Services Corporation) and the Boat Mortgage Trustee.

“Boat Mortgage Trustee” means the trustee of the Boat Mortgage Trust. As of the Closing Date, Wilmington Trust Company is the Boat Mortgage Trustee.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or in the principal place of business of the Servicer are authorized or obligated by law, regulation or executive order to remain closed.

“Certificated Item” means a “certificated security” as defined in Section 8-102(a)(4) of the UCC.

2	E*TRADE 2004-1 Transfer and Servicing Agreement

“Class” means any one of the classes of Notes; that is, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes.

“Class A-1 Interest Rate” means 2.67% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2 Interest Rate” means 3.13% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Interest Rate” means 3.62% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Interest Rate” means 4.18% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-5 Interest Rate” means 4.58% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Interest Rate” means 4.25% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class C Interest Rate” means 4.54% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class D Interest Rate” means 4.86% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class E Interest Rate” means 0.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-5 Noteholder” means the Person in whose name a Class A-5 Note is registered in the Note Register.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

3	E*TRADE 2004-1 Transfer and Servicing Agreement

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register.

“Class D Noteholder” means the Person in whose name a Class D Note is registered in the Note Register.

“Class E Noteholder” means the Person in whose name a Class E Note is registered in the Note Register.

“Class A Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes.

“Class A-1 Notes” means the 2.67% Asset Backed Notes, Class A-1, substantially in the form of Exhibit A to the Indenture.

“Class A-2 Notes” means the 3.13% Asset Backed Notes, Class A-2, substantially in the form of Exhibit A to the Indenture.

“Class A-3 Notes” means the 3.62% Asset Backed Notes, Class A-3, substantially in the form of Exhibit A to the Indenture.

“Class A-4 Notes” means the 4.18% Asset Backed Notes, Class A-4, substantially in the form of Exhibit A to the Indenture.

“Class A-5 Notes” means the 4.58% Asset Backed Notes, Class A-5, substantially in the form of Exhibit A to the Indenture.

“Class B Notes” means the 4.25% Asset Backed Notes, Class B, substantially in the form of Exhibit A to the Indenture.

“Class C Notes” means the 4.54% Asset Backed Notes, Class C, substantially in the form of Exhibit A to the Indenture.

“Class D Notes” means the 4.86% Asset Backed Notes, Class D, substantially in the form of Exhibit A to the Indenture.

“Class E Notes” means the 0.00% Asset Backed Notes, Class E, substantially in the form of Exhibit A to the Indenture.

“Class A Principal Distribution Amount” means, for any Payment Date, the amount required to reduce the Note Balance of the Class A Notes to the product of (a) the Note Balance of the Class A Notes immediately prior to the Crossover Date divided by the Pool Balance on the last day of the second Collection Period preceding the Crossover Date and (b) the Pool Balance as of the last day of the related Collection Period.

“Class B Principal Distribution Amount” means, for any Payment Date, the amount required to reduce the sum of the Note Balances of the Class A Notes (as reduced by principal payments made to the Class A Notes on that Payment Date) and Class B Notes to the product of

4	E*TRADE 2004-1 Transfer and Servicing Agreement

(a) the sum of the Note Balances of the Class A Notes and the Class B Notes immediately prior to the Crossover Date divided by the Pool Balance on the last day of the second Collection Period preceding the Crossover Date and (b) the Pool Balance as of the last day of the related Collection Period.

“Class C Principal Distribution Amount” means, for any Payment Date, the amount required to reduce the sum of the Note Balances of the Class A Notes (as reduced by principal payments made to the Class A Notes on that Payment Date), the Class B Notes (as reduced by principal payments made to the Class B Notes on that Payment Date) and the Class C Notes to the product of (a) the sum of the Note Balances of the Class A Notes, the Class B Notes and the Class C Notes immediately prior to the Crossover Date divided by the Pool Balance on the last day of the second Collection Period preceding the Crossover Date and (b) the Pool Balance as of the last day of the related Collection Period.

“Class D Principal Distribution Amount” means, for any Payment Date, the amount required to reduce the sum of the Note Balances of the Class A Notes (as reduced by principal payments made to the Class A Notes on that Payment Date), the Class B Notes (as reduced by principal payments made to the Class B Notes on that Payment Date), the Class C Notes (as reduced by principal payments made to the Class C Notes on that Payment Date) and the Class D Notes to the product of (a) the sum of the Note Balances of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes immediately prior to the Crossover Date divided by the Pool Balance on the last day of the second Collection Period preceding the Crossover Date and (b) the Pool Balance as of the last day of the related Collection Period.

“Class E Principal Distribution Amount” means, for any Payment Date, the amount required to reduce the Note Balances of the Notes (as reduced by principal payments made to the Class A Notes, Class B Notes, Class C Notes and Class D Notes on that Payment Date) to the product of (a) the Note Balances of the Notes immediately prior to the Crossover Date divided by the Pool Balance on the last day of the second Collection Period preceding the Crossover Date and (b) the Pool Balance as of the last day of the related Collection Period.

“Class A-1 Stated Maturity Date” means July 7, 2009.

“Class A-2 Stated Maturity Date” means October 7, 2013.

“Class A-3 Stated Maturity Date” means October 8, 2018.

“Class A-4 Stated Maturity Date” means July 7, 2021.

“Class A-5 Stated Maturity Date” means November 7, 2031.

“Class B Stated Maturity Date” means November 7, 2031.

“Class C Stated Maturity Date” means November 7, 2031.

“Class D Stated Maturity Date” means November 7, 2031.

“Class E Stated Maturity Date” means November 7, 2031.

5	E*TRADE 2004-1 Transfer and Servicing Agreement

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearing Corporation” is defined in Section 8-102(a)(5) of the UCC.

“Clearing Corporation Item” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Items in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream” means Clearstream Banking, Luxembourg, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Item” means a “security” as defined in Section 8-102(a)(15) of the UCC that (i) is a debt or equity security and (ii) is capable of being transferred to the Indenture Trustee’s account at Clearstream pursuant to Section 5.01 of the Transfer and Servicing Agreement.

“Closing Date” means December 16, 2004.

“Coast Guard” means the National Vessel Documentation Center of the United States Coast Guard.

“Code” means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

“Collateral” is defined in the Granting Clause of the Indenture.

“Collection” or “Collections” means, with respect to any Receivable and to the extent received by the Servicer after the Cut-Off Date, (a) any monthly payments by or on behalf of the obligor thereunder, (b) any full or partial prepayment of that Receivable, (c) all Liquidation Proceeds and (d) any other amounts received by the Servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable, including rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract; provided, however, that the term “Collections” in no event will include any amounts in respect of any receivable purchased by the Servicer or the seller on a prior Payment Date or any limited supplemental servicing fees required to be paid under the Transfer and Servicing Agreement to the Servicer.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01(a) of the Transfer and Servicing Agreement.

6	E*TRADE 2004-1 Transfer and Servicing Agreement

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on December 31, 2004). As used herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date. Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (a) all applications of Collections and, (b) all Advances and reductions of Outstanding Advances on such day.

“Commission” is defined in Section 1.02 of the Indenture.

“Computer Tape” means the computer tape, containing information on the Receivables, delivered by E*Trade Consumer Finance to the Issuer on or prior to the Closing Date.

“Contract” means a retail installment sale contract or installment loan contract originated by E*Trade Consumer Finance, Dealers or Affiliated Originators relating to new or used recreational vehicles or new or used marine assets (including recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail).

“Controlling Class” means, with respect to any Notes that are Outstanding, the Class A Notes (voting together as a single class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding, and thereafter the Class C Notes as long as any Class C Notes are Outstanding, and thereafter the Class D Notes as long as any Class D Notes are Outstanding, excluding, in each case, Notes held by the Depositor, the Servicer or their affiliates.

“Corporate Trust Office” or “Corporate Trust Administration Department” means (i) the office of the Indenture Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of the Indenture is located at 4 New York Plaza, 6th floor, New York, New York 10004-2477; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee shall notify the Noteholders and the Depositor) and (ii) with respect to the Owner Trustee, the office of the Owner Trustee located at Sixth & Marquette, Minneapolis, Minnesota 55479-0070 or at such other address outside of New York as the Owner Trustee may designate by notice to the Residual Interestholder, the Indenture Trustee, the Noteholders, the Residual Interestholder and the Depositor, or the principal corporate trust office of any successor Owner Trustee (of which address such successor Owner Trustee shall notify the Residual Interestholder, the Indenture Trustee and the Depositor).

“Cram Down Loss” means, with respect to any Receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the Principal Balance to be paid on such Receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (a) the amount of the principal reduction ordered by such court and (b) the difference between the Principal Balance of such Receivable at the time of such court order and the net present value

7	E*TRADE 2004-1 Transfer and Servicing Agreement

(using a discount rate which is the higher of the contract rate of such Receivable or the rate of interest specified by such court order) of the remaining scheduled payments as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Crossover Date” means the latest of (a) the Payment Date in July 2006, or (b) if a Trigger Event is in effect on such date, or on any subsequent Payment Date, the first Payment Date after such date that a Trigger Event is not in effect.

“Cumulative Net Realized Loss Ratio” means as of any date of determination, the ratio of (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables plus all the Cram Down Losses that occurred during the period from Cut-Off Date through the end of the related Collection Period reduced by the amount of all Liquidation Proceeds with respect to Defaulted Receivables received during such period which are applied to principal of the Defaulted Receivables to (b) the initial aggregate Principal Balance of all Receivables.

“Cut-Off Date” means November 30, 2004.

“Dealer” means the dealer which sold a Financed Asset to an Obligor and, if applicable, which originated and assigned the related Receivable to E*Trade Consumer Finance or an Affiliated Originator.

“Dealer Agreement” means an agreement between a Dealer and E*Trade Consumer Finance or an Affiliated Originator, pursuant to which E*Trade Consumer Finance or an Affiliated Originator purchased one or more Receivables.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable as to which, without duplication, (a) more than 5.00% of any scheduled payment on such Receivable is 120 or more days past due or (b) the Servicer has, in accordance with its customary servicing practices, determined that such Receivable has or should be written off as uncollectible. The Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable.”

“Definitive Notes” is defined in Section 2.10 of the Indenture.

“Depositor” is defined in the Introductory Statement of the Transfer and Servicing Agreement.

“Depositor Conveyed Property” is defined in Section 2.01 of the Transfer and Servicing Agreement.

“Depositor Sale Agreement” means the Depositor Sale Agreement dated as of December 16, 2004, between Transferor and the Depositor.

8	E*TRADE 2004-1 Transfer and Servicing Agreement

“Determination Date” means, with respect to any Payment Date and the Collection Period immediately preceding such Payment Date, the Business Day immediately preceding such Payment Date.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

“Eligible Institution” means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating of AAA by Standard & Poor’s and Aaa by Moody’s or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by Standard & Poor’s and Prime-1 by Moody’s, or any other long-term, short-term unsecured or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee or the Owner Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

“Eligible Investments” means any one or more of the following types of investments and may include investments for which the Indenture Trustee or its Affiliates serves as investment manager or advisor:

(a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Transferor, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided, however that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

(c) commercial paper (including commercial paper of any Affiliate of Transferor, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or

9	E*TRADE 2004-1 Transfer and Servicing Agreement

contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

(d) investments in money market funds (including funds for which the Transferor, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

(e) banker’s acceptances issued by any depository institution or trust company referred to in (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in (b) above; and

(g) any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating of any Class of Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“E*Trade Consumer Finance” is defined in the Introductory Statement of the Transfer and Servicing Agreement.

“ETCFC Flow Purchase Agreement” means, that certain Portfolio Purchase Agreement dated June 9, 1997 between Thor and E*Trade Consumer Finance.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Euroclear Item” means a “security” as defined in Section 8-102(a)(15) of the UCC that (i) is a debt or equity security and (ii) is capable of being transferred to the Indenture Trustee’s account at Euroclear pursuant to Section 5.01 of the Transfer and Servicing Agreement.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“Expenses” is defined in Section 8.02 of the Trust Agreement.

“FDIC” means the Federal Deposit Insurance Corporation or any successor organization.

10	E*TRADE 2004-1 Transfer and Servicing Agreement

“Federally Documented Boat” means a Financed Boat that is documented under Chapter 121 of Title 46 of the United States Code.

“Fidelity Bond” means a fidelity bond to be maintained by the Servicer pursuant to Section 4.15 of the Transfer and Servicing Agreement.

“Final Certification” is defined in Section 3.02 of the Transfer and Servicing Agreement.

“Final Scheduled Payment Date” means, for any Class of Notes, the Stated Maturity Date of such Class of Notes.

“Financed Asset” means, as applicable, a Financed Boat or a Financed Vehicle.

“Financed Boat” means a new or used sport or power boat (including any boat motors and accompanying trailers) or yacht (both power and sail), together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Financed Vehicle” means a new or used recreational vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Fifth Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes minus the First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal and Fourth Allocation of Principal for the specified Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the Fifth Allocation of Principal on and after the Final Scheduled Payment Date for the Class E Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class E Notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, Third Allocation of Principal and the Fourth Allocation of Principal).

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A Notes as of the preceding Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the First Allocation of Principal on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that class of Class A Notes to zero.

“Fourth Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes minus the First Allocation of Principal, Second Allocation of Principal and Third Allocation of Principal for the specified Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the Fourth Allocation of Principal on and after the Final Scheduled Payment Date for the Class D Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class D Notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and Third Allocation of Principal).

11	E*TRADE 2004-1 Transfer and Servicing Agreement

“Government Item” means a security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means the Person in whose name a Note is registered on the Note Register.

“Indemnified Parties” is defined in Section 8.02 of the Trust Agreement.

“Indenture” means the Indenture dated as of December 16, 2004, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means JPMorgan Chase Bank, N.A., a national banking association, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Director” is defined in the articles of incorporation of the Depositor.

12	E*TRADE 2004-1 Transfer and Servicing Agreement

“Initial Note Balance” means, with respect to each Class of Notes, the initial Note Balance for such Class of Note as set forth below:

Class A-1 Notes: $61,200,000	Class B Notes: $10,042,000
Class A-2 Notes: $66,200,000	Class C Notes: $9,270,000
Class A-3 Notes: $75,900,000	Class D Notes: $10,815,000
Class A-4 Notes: $32,500,000	Class E Notes: $6,952,000
Class A-5 Notes: $34,572,000

“Initial Pool Balance” means $308,996,120.23.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” is defined in Section 9-105(1)(i) of the UCC.

“Insurance Policy” means, with respect to a Receivable, any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the related Financed Asset or the related Obligor.

“Interest Accrual Period” means the period from and including the prior Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding the following Payment Date.

“Interest Rate” means the interest rate for any one or more of the Classes of Notes, or collectively for all Classes of Notes, in each case, as the context requires.

“Investment Earnings” means the realized investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts.

“Issuer” means E*Trade RV and Marine Trust 2004-1, a New York common law trust and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

13	E*TRADE 2004-1 Transfer and Servicing Agreement

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Asset, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Asset is recorded on the original certificate of title or, if such Financed Asset is of the type that is perfected by the filing of a financing statement, an acknowledgment copy of the filing thereof with the appropriate State. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” means only a certificate or notification issued to a secured party by such Registrar of Titles.

“Liquidation Proceeds” means, with respect to any Receivable, (a) insurance proceeds received by the Servicer with respect to any Insurance Policies relating to the related Financed Asset or Obligor, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of the related Financed Asset, a deficiency balance recovered after the charge-off of the related Receivable or as a result of any recourse against the related Dealer) on such Receivable net of any reasonable out-of-pocket expenses (including any auction, painting, repair or refurbishment expenses) incurred by the Servicer in connection with such liquidation or other actions described above and any payments required by law to be remitted to the related Obligor.

“Majority Noteholders” means the Holders of Notes representing not less than a majority of the Note Balance of the Notes then Outstanding excluding in each case, Notes held by the Depositor, the Servicer or their Affiliates.

“Moody’s” means Moody’s Investors Service, Inc., or its successor in interest.

“Note” means any Class A Note, Class B Note, Class C Note, Class D Note or Class E Note.

“Note Balance” means, with respect to any Note that is Outstanding at any time, the Initial Note Balance of that Note, as reduced by any payments of principal made on such Note prior to such time and, when used with respect to the Notes generally, the aggregate Note Balance for all the Notes that are Outstanding at such time.

“Note Depository Agreement” means the agreement dated the Closing Date among the Trust, the Indenture Trustee, and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01 of the Transfer and Servicing Agreement.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a

14	E*TRADE 2004-1 Transfer and Servicing Agreement

Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor shall be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor shall decline to reflect reductions in the outstanding principal balance of such Class of Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04 of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Notes” means, collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Obligor” on a Receivable means the purchaser or co-purchasers of the related Financed Asset and any other Person who owes payments under such Receivable.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee and, with respect to any other Basic Document, means a certificate signed by (a) any vice president and (b) the president, treasurer, assistant treasurer, secretary or assistant secretary of the Servicer (or any other Person specified in any such Basic Document as delivering an Officer’s Certificate). Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate signed by any Authorized Officer of the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer, the Servicer, the Transferor or the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture and shall be in form satisfactory to the Indenture Trustee.

“Original Trust Agreement” is defined in the preamble to the Trust Agreement.

“Other Assets” means any assets (or interests therein) (other than the Depositor Conveyed Properly) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

15	E*TRADE 2004-1 Transfer and Servicing Agreement

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, (i) Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, E*Trade Consumer Finance, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded (Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Transferor or any Affiliate of any of the foregoing Persons), and (ii) clause (b) of this definition of Outstanding shall be disregarded; provided further, that when monies referred to in clause (b) of this definition are payable to Noteholders, then the related Notes shall be deemed to be Outstanding until the Note Balance of such Notes shall have been reduced to zero.

“Outstanding Advances” on the Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Advances as reduced as provided in Section 5.04 of the Transfer and Servicing Agreement.

“Overcollateralization Target Amount” means, for any Payment Date, the product of the Overcollateralization Target Percentage and the Pool Balance as of the last day of the related Collection Period for that Payment Date.

“Overcollateralization Target Percentage” means, initially 0%, and for any Payment Date on or after the Crossover Date, 100% minus the percentage calculated on the Crossover Date by dividing the aggregate Note Balance immediately prior to the Crossover Date by the Pool Balance on the last day of the second Collection Period preceding the Crossover Date.

“Owner Trust Estate” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Transfer and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust

16	E*TRADE 2004-1 Transfer and Servicing Agreement

from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transfer and Servicing Agreement.

“Owner Trustee” means Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Principal Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means, with respect to each Collection Period, the 7th day of the following month or, if such day is not a Business Day, the next Business Day, commencing on January 7, 2005.

“Payment Default” means an Event of Default that occurs as a result of (a) a failure of the Trust to pay interest when due on any of the Notes of the Controlling Class on any Payment Date, or (b) a failure to pay the Note Balance of all of the Notes on a date selected for redemption of the Notes, or (c) a failure of the Trust to pay the Note Balance of the Notes of a particular Class on the Stated Maturity Date for such class of Notes.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Defaulted Receivables).

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Mortgage” means a mortgage covering a Financed Boat which is a “preferred mortgage” within the meaning of Section 31322 of Title 46 of the United States Code.

“Principal Balance” means, as of any time, for any Receivable, the Principal Balance of that Receivable under the terms of the Receivable determined in accordance with the Servicer’s customary servicing practices. The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it became a Defaulted Receivable.

17	E*TRADE 2004-1 Transfer and Servicing Agreement

“Principal Distribution Account” means the subaccount of the Note Distribution Account designated as such, established and maintained as such pursuant to Section 5.01 of the Transfer and Servicing Agreement, from which distributions of principal to the Noteholders will be made.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Program” is defined in Section 4.11 of the Trust Sales and Servicing Agreement.

“Purchase Amount” means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of such Collection Period.

“Purchased Receivable” means a Receivable purchased for the Purchase Amount as of the close of business on the last day of a Collection Period by the Servicer from the Issuer pursuant to Section 4.07 of the Transfer and Servicing Agreement or purchased by the Depositor from the Issuer pursuant to Section 3.01 of the Transfer and Servicing Agreement.

“Rating Agency” means Standard & Poor’s and Moody’s or, if no such organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that (a) each Rating Agency (other than Moody’s) shall have been given ten (10) Business Days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified any of the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or the Issuer in writing that such action shall not result in a qualification, reduction or withdrawal of the then current rating of any Class of the Notes, and (b) Moody’s shall have been given ten (10) Business Days (or such shorter period as is acceptable to Moody’s) prior notice thereof and copies of all documentation relating to the event requiring such Rating Agency Condition.

“Receivable” means any Contract listed on the Schedule of Receivables.

“Receivable Files” means the documents specified in Section 3.02 of the Transfer and Servicing Agreement.

“Record Date” means, with respect to any Payment Date (including the Redemption Date), the close of business on the day immediately preceding such Payment Date or, if Definitive Notes have been issued pursuant to Section 2.12 of the Indenture, the last day of the month immediately preceding such Payment Date.

“Redemption Date” is defined in Section 10.01 of the Indenture.

“Redemption Price” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the respective Interest Rates for each Class of Notes

18	E*TRADE 2004-1 Transfer and Servicing Agreement

being so redeemed through the end of the Interest Accrual Period relating to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and boats and liens thereon.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01(a) of the Transfer and Servicing Agreement.

“Reserve Account Initial Deposit” means an amount equal to $4,634,941.80.

“Residual Interest” means the beneficial undivided ownership interest in the Trust.

“Residual Interestholder” means the Depositor in its capacity as the owner of the Residual Interest.

“Residual Interestholder Distribution Account” is defined in Section 5.01 of the Trust Agreement.

“Responsible Officer” means, with respect to the Indenture Trustee, any Trust Officer thereof.

“Schedule of Receivables” means the list of the receivables set forth in Schedule A to the Transfer and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape or other computer-readable form).

“Second Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A Notes and Class B Notes minus the First Allocation of Principal for the specified Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class B Notes to zero (after the application of the First Allocation of Principal).

“Securities” means the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means E*Trade Consumer Finance, as the servicer of the Receivables, and each successor to E*Trade Consumer Finance (in the same capacity).

“Servicer Default” is defined in Section 8.01 of the Transfer and Servicing Agreement.

19	E*TRADE 2004-1 Transfer and Servicing Agreement

“Servicer’s Certificate” means a certificate of the Servicer delivered pursuant to Section 4.09 of the Transfer and Servicing Agreement, substantially in the form of Exhibit B thereto.

“Servicing Fee” means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08 of the Transfer and Servicing Agreement.

“Servicing Fee Rate” means 50 basis points (0.50%).

“Ship Mortgage Statutes” means the federal ship mortgage statutes of the United States, as amended from time to time.

“Simple Interest Method” means the method of allocating a payment with respect to a Receivable to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the stated APR multiplied by the unpaid principal balance of the Receivable multiplied by the period of time elapsed (as a fraction of a calendar year) since the preceding payment of interest was made and the remainder of such payment is allocable to reduce the principal.

“Specified Accountants” means KPMG LLP.

“Specified Agreement” has the meaning set forth in Section 2.13(a) of the Trust Agreement.

“Specified Reserve Account Balance” means, with respect to any Payment Date, the lesser of 1.50% of the Initial Pool Balance and the Note Balance of all the Notes on such date.

“STAMP” is defined in Section 2.4 of the Indenture.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Stated Maturity Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Stated Maturity Date; (ii) the Class A-2 Notes, the Class A-2 Stated Maturity Date; (iii) the Class A-3 Notes, the Class A-3 Stated Maturity Date; (iv) the Class A-4 Notes, the Class A-4 Stated Maturity Date; (v) the Class A-5 Notes, the Class A-5 Stated Maturity Date; (vi) the Class B Notes, the Class B Stated Maturity Date; (viii) the Class C Notes, the Class C Stated Maturity Date; (ix) the Class D Notes, the Class D Stated Maturity Date; or (x) the Class E Notes, the Class E Stated Maturity Date.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Third Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A Notes, Class B Notes and Class C Notes minus the First Allocation of Principal and Second Allocation of Principal for the Specified Payment Date over (b) the Pool Balance as of the last day of the related Collection

20	E*TRADE 2004-1 Transfer and Servicing Agreement

Period; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for the Class C Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class C Notes to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“Thor” means, Thor Credit Corporation, a Delaware corporation and its successors.

“Title Document” means (a) with respect to any Financed Boat subject to the Ship Mortgage Statutes, the documents (e.g., an abstract of title or a certificate of ownership issued by the Coast Guard) evidencing that a Preferred Mortgage must be duly recorded with the Coast Guard; and (b) with respect to any Financed Boat not subject to the Ship Mortgage Statutes but subject to registration under a State title statute, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Boat is recorded on the original certificate of title, provided that in any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Title Document” means only a certificate or notification issued to a secured party by such Registrar of Titles.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement dated as of December 16, 2004, among the Issuer, the Depositor, and this Servicer.

“Transfer Period” is defined in the Back-Up Servicing Agreement.

“Transferor” means E*Trade Bank, a federal savings bank, as “Transferor” under the Depositor Sale Agreement.

“Transferor Sold Property” is defined in Section 2.01 of the Depositor Sale Agreement.

“Treasury Regulations” means regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trigger Event” means, the existence of the following for the period from the Payment Date and for all following Payment Dates in the Trigger Testing Period (as defined in this definition below) in which the Cumulative Net Realized Loss Ratio as of the last day of any Collection Period during any Trigger Testing Period exceeds the following percentages of the Initial Pool Balance for the related Payment Date in such Trigger Testing Period (whether or not that breach is cured on a later Payment Date in that same Trigger Testing Periods):

(i)	July 2006 through September 2006, 1.25%;

(ii)	October 2006 through December 2006, 1.45%;

(iii)	January 2007 through March 2007, 1.65%;

(iv)	April 2007 through June 2007, 1.85%;

21	E*TRADE 2004-1 Transfer and Servicing Agreement

(v)	July 2007 through September 2007, 2.00%;

(vi)	October 2007 through December 2007, 2.15%;

(vii)	January 2008 through March 2008, 2.30%;

(viii)	April 2008 through June 2008, 2.40%; and

(ix)	July 2008 and afterwards, 2.50%.

For the purpose of this definition, a “Trigger Testing Period” means any of the nine calendar periods set forth in clauses (i) through (ix) above.

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” is defined in Section 5.01 in the Transfer and Servicing Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of December 16, 2004, between the Depositor and the Owner Trustee.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“Trust Officer” means (a) in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Senior Trust Officer, Trust Officer, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (b) in the case of the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Uncertificated Item” means an “uncertificated security” as defined in Section 8-102(a)(18) of the UCC.

22	E*TRADE 2004-1 Transfer and Servicing Agreement

“Underwriting Agreement” means the agreement or agreements with one or more underwriters, purchasers or representatives thereof with respect to the underwriting or sale of the Notes and the offering thereof.

23	E*TRADE 2004-1 Transfer and Servicing Agreement

SCHEDULE I

In addition to the representations, warranties and covenants contained in the Agreement, the Depositor hereby represents, warrants, and covenants to the Issuer as follows on the Closing Date:

General

1.	This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Depositor Conveyed Property in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2.	The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”, “accounts,” “instruments” or “general intangibles”, within the meaning of the UCC.

3.	Each Receivable is secured by a first priority validly perfected security interest in the related Financed Asset (other than with respect to Federally Documented Boats) in favor of the Transferor, or with respect to Federally Documented Boats, the Boat Mortgage Trustee, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Assets (other than with respect to Federally Documented Boats) in favor of the Transferor, or with respect to Federally Documented Boats, the Boat Mortgage Trustee as secured party.

4.	Paragraph 3 above will also apply to all Federally Documented Boats with 90 days of the Closing Date.

Creation

5.	Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Depositor to the Issuer, the Depositor owned and had good and marketable title to such Receivable free and clear of any lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any lien.

Perfection

6.	The Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder; and the Servicer has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

24	E*TRADE 2004-1 Transfer and Servicing Agreement

7.	With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee (as total assignee of Issuer); or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

Priority

8.	The Depositor has not authorized the filing of, or is aware of, any financing statements against the Issuer that include a description of collateral covering the Depositor Conveyed Property other than any financing statement (i) relating to the conveyance of the Collateral by Transferor to the Seller under the Depositor Sale Agreement, (ii) relating to the conveyance of the Receivables by the Depositor to the Issuer under this Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9.	The Depositor is not aware of any material judgment, ERISA or tax lien filings against the Depositor.

10.	Neither the Depositor nor a custodian holding any Receivable that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.	None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.

Survival of Perfection Representations. Notwithstanding any other provision of this Indenture or any other Basic Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under this Agreement have been finally and fully paid and performed.

No Waiver. The Depositor shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Depositor to Maintain Perfection and Priority. The Depositor covenants that, in order to evidence the interests of the Indenture Trustee (as total assignee of Issuer) under this Agreement,

25	E*TRADE 2004-1 Transfer and Servicing Agreement

the Depositor shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Issuer) to maintain and perfect, as a first priority interest, of the Indenture Trustee’s (as total assignee of Issuer) security interest in the Receivables. The Depositor shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s (as total assignee of Issuer) security interest in the Receivables as a first-priority interest.

26	E*TRADE 2004-1 Transfer and Servicing Agreement

SCHEDULE A

Schedule of Receivables

Delivered to the Owner Trustee and Indenture Trustee at Closing

Schedule A	E*TRADE 2004-1 Transfer and Servicing Agreement

SCHEDULE B

Location of Receivable Files

3353 Michelson Drive

Irvine, California 92612

and at:

Iron Mountain Carton Storage

700 Burning Tree Road

Fullerton, CA 92833

Iron Mountain Open Shelf

1760 North St. Thomas Circle

Orange, California 92865-4247

Schedule 1	E*TRADE 2004-1 Transfer and Servicing Agreement

EXHIBIT A

E*TRADE RV AND MARINE TRUST 2004-1

PAYMENT DATE STATEMENT TO NOTEHOLDERS

Distribution Allocable to Principal on Notes

Class A-1 Notes:	($ per $1,000 original principal amount)
Class A-2 Notes:	($ per $1,000 original principal amount)
Class A-3 Notes:	($ per $1,000 original principal amount)
Class A-4 Notes:	($ per $1,000 original principal amount)
Class A-5 Notes:	($ per $1,000 original principal amount)
Class B Notes:	($ per $1,000 original principal amount)
Class C Notes:	($ per $1,000 original principal amount)
Class D Notes:	($ per $1,000 original principal amount)
Class E Notes:	($ per $1,000 original principal amount)

Distribution Allocable to Interest on Notes

Class A-1 Notes:	($ per $1,000 original principal amount)
Class A-2 Notes:	($ per $1,000 original principal amount)
Class A-3 Notes:	($ per $1,000 original principal amount)
Class A-4 Notes:	($ per $1,000 original principal amount)
Class A-5 Notes:	($ per $1,000 original principal amount)
Class B Notes:	($ per $1,000 original principal amount)
Class C Notes:	($ per $1,000 original principal amount)
Class D Notes:	($ per $1,000 original principal amount)
Class E Notes:	($ per $1,000 original principal amount)

Note Balance after Giving Effect to Principal Distributions on Notes

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

Class C Notes

Class D Notes

Class E Notes

Note Pool Factor after Giving Effect to Principal Distributions on Notes

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

E*TRADE 2004-1 Transfer and Servicing Agreement

Class C Notes

Class D Notes

Class E Notes

Servicing Fee

Servicing Fee Per $1,000 Note

Reserve Account Balance

Pool Balance

Payments Received with Respect to Receivables During Most Recently Ended Collection Period

Payment Shortfall

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

Class C Notes

Class D Notes

Class E Notes

Aggregate Purchase Amounts for Receivables, if any, that were purchased in the related Collection Period

Amounts Allocated or Distributed on the Preceding Payment Date (including reconciliation of such amounts with information provided by the Servicer prior to current Payment Date)

Distribution to Residual Interestholder

E*TRADE 2004-1 Transfer and Servicing Agreement

EXHIBIT B

SERVICER’S MONTHLY CERTIFICATE

E*TRADE RV AND MARINE TRUST 2004-1

Determination Date:

Payment Date:

Collection Period Ending:

I.	Collection Account Summary

(a)	Available Funds

•	Collections

•	Principal and Interest Payments Received (including Prepayments)

•	Liquidation Proceeds (including Rebates):

•	Current Advance:

•	Amounts on deposit in the Reserve Account:

•	Purchase Amounts for Purchased Receivables:

•	Investment Earnings

•	Available Funds Sent to Trustee:

II.	Excess or Shortfalls

•	Amount of Interest Payments Due During the Collection Period for Receivables:

•	Amount of Interest Payments Received During the Collection Period for Receivables:

•	Amount of Current Month Excess/Shortfall:

III.	Calculation of Reserve Account Deposits/Withdrawals

•	Specified Reserve Account Balance:

•	Beginning Reserve Account Balance:

•	Deposits to Reserve Account (only if Reserve Account Balance is less than the Specified Account Balance)

•	Withdrawals from Reserve Account

•	Ending Reserve Account Balance:

IV.	Collections on Receivables

(a)	Interest Payments Received:

Scheduled Principal Payments Received:

Principal Prepayments Received:

Total Interest and Principal Payments Received:

E*TRADE 2004-1 Transfer and Servicing Agreement

(b)	Total Liquidation Proceeds:

Allocation of Liquidation Proceeds:

•	Amount Allocable to Interest Payments:

•	Amount Allocable to Principal Payments:

(c)	Purchase Amount-Receivables purchased from Trust:[1]

•	Amount Allocable to Interest:

•	Amount Allocable to Principal:

Total Collected Funds:

V.	Servicing and Trustee Fees:

(a) Servicing

Pool Balance of Receivables as of First Day of Collection Period:

•	multiplied by Servicing Fee Rate:

•	divided by 12:

Servicing Fee Amount:

(b)	Indenture Trustee Fee Amount

(c)	Owner Trustee Fee Amount

VI.	Pool Balance and Portfolio Performance

(a)	Pool Balance:

Initial Pool Balance:

Pool Balance as of the end of the second preceding Collection Period:

Pool Balance as of the end of the preceding Collection Period

Age of Pool in Months:

(b)	Default and Delinquency Performance (Includes Repossessions and Bankruptcies):

(i)	Cumulative Principal Balance of all Defaulted Receivables:

(ii)	Cumulative Net Realized Loss Ratio:

(iii)	Schedule of Liquidated Receivables

•	Description of Boat or Vehicle

•	Account Number

•	Original Principal Balance of the Liquidated Receivables

•	Outstanding Principal Balance of the Liquidated Receivables

[1].	Identify pursuant to Section 4.09 of the Transfer and Servicing Agreement.

E*TRADE 2004-1 Transfer and Servicing Agreement

•	Gross Recovery

•	Net of Expenses

•	Chargeoff Date

•	Repossession Date

•	Liquidation Date

(iv)	Current Period Defaulted Receivables:

•	Description of Boat or Vehicle

•	Account Number

•	Original Principal Balance of the Defaulted Receivables

•	Outstanding Principal Balance of the Defaulted Receivables

•	Recovery Net of Expenses

•	Chargeoff Date

(v)	Schedule of Repossession Inventory

•	Description of Vehicle

•	Account Number

•	Original Principal Balance of the Defaulted Receivables

•	Outstanding Principal Balance of the Defaulted Loan

•	Recovery Net of Expenses

•	Chargeoff Date

•	Repossession Date

VII.	Distributions of Available Funds

A.	Note Pool Factor:

B.	Servicing

•	Monthly Servicing Fee and any unpaid servicing fees from prior Payment Dates:

•	Servicer Reimbursements for Mistaken Deposits or Postings of Checks Returned for Insufficient Funds (not Otherwise Reimbursed to Servicer):

VIII.	Pool Statistics

•	Weighted Average Annual Percentage Rate:

•	Weighted Average Remaining Term:

E*TRADE 2004-1 Transfer and Servicing Agreement

EXHIBIT C

FINAL CERTIFICATION OF CUSTODIAN

(date)

(to be addressed to the

Indenture Trustee)

E*TRADE 2004-1 Transfer and Servicing Agreement

Re:	Transfer and Servicing Agreement dated as of December 16, 2004, among E*Trade RV and Marine Trust 2004-1, ETFC Asset Funding Corporation, and E*Trade Consumer Finance Corporation, as Servicer (the “Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of Section 3.02 of the Agreement, the undersigned, as custodian, hereby certifies that as to each Receivable listed in the Schedule of Receivables, it has reviewed the related Receivable File and has determined that (a) all documents required to be delivered to it pursuant to the Agreement are in its possession, (b) such documents have been reviewed by it and appear regular on their face and relate to such Receivable (for each of the Receivables listed on the attachment hereto a certified confirmation of the lien is included in the Receivables File in lieu of a fully executed original Title Document or Lien Certificate or application therefor), and (c) based on its examination and only as to the foregoing documents, the information set forth in the Schedule of Receivables respecting such Receivable is correct. Capitalized terms used but not defined herein shall have the meanings provided by the Agreement.

E*TRADE CONSUMER FINANCE CORPORATION

By:
Name:
Title:

E*TRADE 2004-1 Transfer and Servicing Agreement